EXHIBIT 10.1

INTELLECTUAL PROPERTY PURCHASE AGREEMENT

THIS INTELLECTUAL PROPERTY PURCHASE AGREEMENT (the “Agreement”) is entered into as of December 18, 2009, (the “Effective Date”) by and between (i) RF Wireless Solutions, LLC, a Nevada limited liability company (the “Seller”) and (ii) Plasmatech, Inc., a Nevada corporation (the “Purchaser”). Both the Seller and the Purchaser may hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Seller currently owns all rights, interests, source codes and technical documentations related to the Intellectual Property (as defined herein).

WHEREAS, the Seller wishes to sell and the Purchaser wishes to purchase the same for the Consideration (as defined herein).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to consummate the purchase and the sale of the Intellectual Property, it is hereby agreed as follows:

1.	TRANSFER OF INTELLECTUAL PROPERTY.

1.1       Intellectual Property Transfer. Subject to and upon the terms and conditions set forth herein, upon execution of this Agreement, the Seller hereby agrees to sell, assign, convey, transfer and deliver to the Purchaser and the Purchaser agrees to purchase from the Seller the following (collectively the “Intellectual Property”):

(a)       any and all rights, interest, privileges and priorities arising under the laws or treaties of the United States, any state, territory or possession thereof, any other country or political subdivision or territory thereof, or the European Community, relating to intellectual property, including patents, copyrights, trade names, trademarks, service marks, mask works, trade secrets, inventions, databases, names and logos, trade dress, technology, source codes, technical documentation, know-how, and other proprietary information and licenses from third persons relating to all products currently available and developed by Seller, including, but not limited to those described in Exhibit A;

(b)       all computer applications, programs and other software, including without limitation operating software, network software, firmware, middleware, and design software, all design tools, systems documentation and instructions, databases, and related items relating to all

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products currently available and developed by Seller, including, but limited to those described in Exhibit A; and

(c)       all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents relating to all products currently available and developed by Seller, including, to those described in Exhibit A.

1.2       Escrow and Final Transfer of Intellectual Property. While all right, title and interest to the Intellectual Property shall transfer to the Purchaser subject to and upon the execution of this Agreement, such Intellectual Property shall be held in escrow and the final transfer of such Intellectual Property shall be subject to the terms of this Agreement and completed, and final legal title and ownership in respect of the Intellectual Property shall pass to the Purchaser upon the final repayment of the Note (as defined herein). Following such final repayment of the Note, the Seller hereby covenants to undertake to do and perform, sign, swear and execute all such further and other acts, deeds, documents, matters or things as may be required by the Purchaser or considered necessary, desirable or proper to give effect to the transfer and assignment of the Intellectual Property.

1.3       Termination of Intellectual Property Right. In the event the Purchaser fails to deliver any Compensation (as defined herein) and such Compensation is not delivered within thirty (30) business days following such due date, the Intellectual Property shall revert back to the Seller and the Purchaser shall no longer maintain any right, title or interest in the Intellectual Property, unless otherwise agreed upon in writing by both Parties.

1.4       Physical Assets. As this Agreement contemplates only the transfer of Intellectual Property defined herein, the Parties acknowledge such transfer does not include any tools, components and physical products related to the Intellectual Property held by the Seller. Such additional physical assets may be purchased by the Purchaser, at their sole discretion, at a fair market negotiated price to be determined on an as needed basis.

2.	CONSIDERATION.

2.1       Consideration. In consideration of the transfer of the Intellectual Property by the Seller to the Purchaser, the Purchaser shall deliver to the Seller the following compensation (collectively the “Compensation”):

(a)       Four Million (4,000,000) shares of the Purchaser’s restricted common stock (the “Stock Consideration”) to be issued to the Seller within five (5) business days following the Effective Date. The Stock Consideration shall be registered in the next registration statement filed by the Purchaser;

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(b)       An initial cash payment of Twenty Five Thousand Dollars (US$25,000) (the “Initial Cash Payment”) to be issued to the Seller as follows:

(i) a cash payment of Twelve Thousand Five Hundred Dollars (USD$12,500) within three (3) business days following the Effective Date unless otherwise agreed upon in writing by both Parties; and

(ii) a cash payment of the remaining USD Twelve Thousand Five Hundred Dollars ($12,500) of the Initial Cash Payment on or before January 31, 2010 unless otherwise agreed upon in writing by both Parties; and

(c)       a promissory note in the principal amount of USD Four Hundred and Fifty Thousand Dollars ($450,000) (the “Note,” a copy of which is attached hereto as Exhibit B.

3.         REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller represents warrants and covenants to the Purchaser as of the Effective Date as follows:

3.1       Corporate Organization. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada.

3.2       Title to Assets. The Seller has, and pursuant to the terms of this Agreement, will transfer to the Purchaser good and marketable title to the Intellectual Property, free and clear of all mortgages, pledges, security interests, liens, claims, charges, restrictions and encumbrances.

3.3       Power and Authority. The Seller has all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith. All action on the part of the Seller, its officers, directors and members necessary for the authorization, execution, delivery and performance by Seller pursuant to this Agreement has been taken and no further authorization on the part of the Seller is required to consummate the transactions provided for herein. When executed and delivered by the Seller, this Agreement shall constitute the valid and legally binding obligations of the Seller enforceable in accordance with their respective terms. Neither the execution, delivery nor performance of this Agreement by the Seller shall (i) violate or result in a breach of any provisions of the Seller’s certificate of formation or operating agreement, (ii) constitute a default or result in a breach of any contract or agreement to which it is a party or its Intellectual Property is bound, or (iii) violate any order, writ, injunction, decree, judgment or other restriction of any court, administrative agency or governmental body.

3.4       Approvals and Consents. There are no permits, consents or approvals of public authorities, federal, state or local, or of any third party necessary for the consummation of the transactions contemplated hereby.

3.5       Absence of Undisclosed Liabilities. Except as previously disclosed to the Purchaser in writing, the Seller has no material liabilities or material obligations of any nature related to the Intellectual Property, whether accrued, absolute, contingent or otherwise, and

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whether due or to become due. There is no fact known to the Seller which materially adversely affects or in the future is likely to materially adversely affect the Intellectual Property which has not been previously disclosed by the Seller to the Purchaser in writing.

3.6       No Assumption of Indebtedness; Payment of Sales Tax. The Purchaser is not assuming any liabilities or indebtedness of the Seller in connection with the transactions contemplated herein and shall have no liability for any such liabilities or indebtedness by reason of this Agreement or the transactions contemplated herein. The Seller shall be responsible for all sales and use taxes due with respect to this Agreement

3.7       Information on Purchaser. The Seller has reviewed and relied upon the accuracy of all documents filed by the Purchaser with the United States Securities and Exchange Commission and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Purchaser concerning the terms and conditions of the offering of Compensation hereunder and the merits and risks of receiving such Compensation in shares of the Purchaser’s restricted common stock; (ii) access to information about the Purchaser and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the investment in the Compensation; and (iii) the opportunity to obtain such additional information that the Purchaser possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

3.8       Investment Intent. The Seller is acquiring the Compensation in shares of the Purchaser’s restricted common stock as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such shares or any part thereof, without prejudice, however, to the Seller’s right at all times to sell or otherwise dispose of all or any part of such shares in compliance with applicable federal and state securities laws.

3.9       Legends. The Seller understands that the certificates or other instruments representing the Compensation in shares of the Purchaser’s restricted common stock shall bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL TO THE ISSUER, THAT REGISTRATION IS

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NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

4.         REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser represents, warrants and covenants to the Seller as of the Effective Date as follows:

4.1       Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

4.2       Power and Authority. The Purchaser has all corporate power and authority to enter into and to carry out all of the terms of this Agreement. All corporate action on the part of the Purchaser, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Agreement has been taken and no further corporate or other authorization on the part of the Purchaser is required to consummate the transactions provided for in this Agreement. When executed and delivered by the Purchaser, the Agreement shall constitute the valid and legally binding obligations of the Purchaser enforceable in accordance with their respective terms. Neither the execution, delivery nor performance of the Agreement by the Purchaser shall (i) violate or result in a breach of any provisions of the Purchaser’s articles of incorporation or bylaws, (ii) constitute a default or result in a breach of any contract or agreement to which it is a party, or (iii) violate any order, writ, injunction, decree, judgment or other restriction of any court, administrative agency or governmental body.

5.         INDEMNIFICATION.        The Seller agrees to indemnify the Purchaser and hold it harmless against any losses, claims, damages or liabilities incurred by the Purchaser, in connection with, or relating in any manner, directly or indirectly, to this Agreement, unless it is determined by a court of competent jurisdiction that such losses, claims, damages or liabilities arose out of the Purchaser’s gross negligence, willful misconduct, dishonesty, or fraud. Additionally, the Seller agrees to reimburse the Purchaser immediately for any and all expenses, including, without limitation, attorney fees, incurred by the Purchaser in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, to this Agreement, including any actions relating to the Intellectual Property (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action).

6.	MISCELLANEOUS.

6.1       Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof.

6.2       Notices. All notices, requests, demands or other communications required or permitted hereunder shall be in writing and shall be delivered personally, or sent by electronic mail or telecopier machine or by a nationally recognized overnight courier service, and shall be

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deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

If to the Purchaser: Plasmatech, Inc. 2764 Lake Sahara Dr., Suite 111 Las Vegas, Nevada 89117 Telephone: (702)-851-1330 E-mail: corporate@plasmatechinc.com	If to the Seller: RF Wireless, LLC Attn: Sylvia Smalley Sylvia@rfwirelesssolutions.com Telephone: (604)-598-0295

6.3       Non-Waiver.   The waiver of any Party of a breach or a violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

6.4       Amendment.   No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the Parties to this Agreement.

6.5       Necessary Acts. Each Party agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions and purposes of this Agreement.

6.6       Successors and Assigns. Neither this Agreement nor the rights or obligations of the Seller under this Agreement shall be assignable without the written consent of the Purchaser and any such purported assignment without the written consent of the Purchaser shall be void and with effect. This Agreement and the rights or obligations of the Purchaser under this Agreement shall be freely assignable without the written consent of the Seller. Except as otherwise provided herein, this Agreement and all covenants and agreements contained herein shall be binding upon and inure to the benefit of the Parties hereto, their respective successors, representatives and assigns.

6.7       Governing Law. The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE COURTS LOCATED IN THE NEVADA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS

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CONSTITUTE AN INCONVENIENT FORUM. AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

6.8       Attorneys’ Fees. Should any Party hereto employ an attorney for the purpose of enforcing or constituting this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other Party or Parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.

6.9       Time of Essence. Time is of the essence in the performance of all obligations under this Agreement.

6.10     Headings. The headings to this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

6.11     Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single instrument. A Facsimile copy of this Agreement shall have the same legal effect as an original of the same.

6.12     Survival of Representations and Warranties. Each covenant, agreement, representation, warranty of the Parties under this Agreement and their obligations hereunder shall survive for two years the execution of this Agreement.

6.13     Joint Drafting and Exclusive Agreement. This Agreement is the only Agreement executed by and between the Parties related to the subject matter described herein. There are no additional oral agreements or other understandings related to the subject matter described herein. This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any one Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement. The Parties have each conducted sufficient and appropriate due diligence with respect to the facts and circumstances surrounding and related to this Agreement. The Parties expressly disclaim all reliance upon, and prospectively waive any fraud, misrepresentation, negligence or other claim based on information supplied by the other Party, in any way relating to the subject matter of this Agreement.

6.14     Acknowledgments and Assent. The Parties acknowledge that they have been given at least ten (10) days to consider this Agreement and that they were advised to consult with an independent attorney prior to signing this Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Agreement. The Parties agree that they have read this Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

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***SIGNATURE PAGE FOLLOWS***

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SIGNATURE PAGE

IN WITNESS WHEREOF, this Agreement is executed and dated as of the date first set forth above.

SELLER RF Wireless, Inc. ___________________________________ By: Sylvia Smalley Its: President	PURCHASER Plasmatech, Inc. _________________________________ By: Marvin Williams Its: Chief Executive Officer

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

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EXHIBIT A

RF Wireless Solutions, LLC Assets

All Source code (all revs), Hardware files (all revs), Documentation and Artwork, and any pertinent programming files for the following products:

➢	RFWS 900 Prime	( 2 door Controller)
➢	RFWS 900-R	( Remote)
➢	RFWS 900 Base	( 8 door controller)
➢	RFWS 900-REM	( LX series remote)
➢	RFWS 900-EXP	( 4 door I/O expansion)
➢	RFWS 924-CON	( 900 MHz to 2.4 GHz converter)
➢	RFWS 2400DL	( wireless doorlock)
➢	RFWS TK900F	( 2 piece – 900 Mobile unit and 900 Testbase)
➢	RFWS 900-demo	( 2 piece – 900 Prime and 900 R – degraded)
➢	RFWS HMU900	( Handheld Card Reader)
➢	RFWS 2.4GHz 232/IP/USB	( Hardware driven RS 232/IP/USB transceiver)
➢	RFWS Virtual COMM port
➢	RFWS Virtual COMM Port Builder
➢	RFWS TK240F	( 2.4GHz tester kit – 2 piece mobile and Bas)
➢	Blue232
➢	Blue 232IP
➢	Bluewire
➢	Bluewire 1
➢	Bluewire 2
➢	BlueVoice
➢	BlueVoice2
➢	BlueRepeater
➢	Demo BlueReader
➢	Relay 2 pack
➢	Relay 4 pack
➢	Automated Test Engine
➢	RFWS Timac module AES Encryption module
➢	RFWS Multi Input/Output Module Primary
➢	RFWS Multi Input/Output Module Secondary
➢	RFWS MIO Scheduler
➢	Software for Diamond Sentry Card Access Control System used to operate Mercury-based system
➢	Infrared transmitter
➢	Infrared Receiver
➢	Infrared programmer

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EXHIBIT B

Promissory Note

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